FIRST AMENDMENT TO
                           ASSET PURCHASE AGREEMENT


      This First Amendment to Asset Purchase Agreement (this "Amendment") is made effective as of this ______ day of March, 2001, by and between Equalnet Communications Corp., a Texas corporation ("ENET"), Equalnet Corporation, a Delaware corporation ("ENC"), and USC Telecom, Inc., a Delaware corporation ("USC"; ENET, ENC and USC are sometimes referred to collectively as the "Sellers"), as sellers, and CCC Globalcom Corp., Inc., a Nevada corporation, and its permitted assigns (collectively, the "Buyer"), as buyer.

                                  WITNESSETH:

      WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement dated effective as of February 21, 2001 (the "Purchase Agreement").

      WHEREAS, all initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

      WHEREAS, Sellers and Buyer desire to modify the Purchase Agreement as provided below.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT

1.    Purchased Assets.

      (a) Clause (xvi) of Section 2.1(a) of the Purchase Agreement is hereby deleted and the following is hereby added in lieu thereof:

                  (xvi) [Intentionally omitted.]

      (b) Buyer and Sellers hereby acknowledge and agree that Section 2.1(a) of the Purchase Agreement is hereby amended to delete the word "and" at the end of clause (xvii), and by adding the following new clauses (xviii) and (xix) immediately following clause (xvii):

                  "(xviii) To the extent assignable, all of Sellers' rights as lessee under leases of any and all furniture, fixtures, equipment or other personal property

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                  rented or leased from Wells Fargo Equipment Finance,  Inc., as assignee and successor to Norwest Equipment Finance, Inc.;"

                  "(xix) All of Seller's rights as lessee to return of a lease deposit made by Sellers to Caroline Partners, Ltd. in connection with their leasing of office space, the amount of such deposit being $35,000, plus interest accrued thereon; and"

Because of the addition of the preceding new clauses, existing clause (xviii) under Section 2.1(a) of the Purchase Agreement is renumbered to become new clause (xx).

      (c) A new Schedule 2.1(a)(xviii) is hereby added to the Purchase Agreement, such Schedule to be in the form attached hereto and identified as
Schedule 2.1(a)(xviii) (Leased office equipment and furniture).

2.    Assumed Contracts.

      (a) Buyer and Sellers hereby acknowledge and agree that Schedule 1 to the Purchase Agreement is hereby amended to delete the contract referenced as item 4 on Schedule 1, being Southwestern Bell Telephone ( network services) Dallas, Texas, and that any executory contract between Sellers and such contract party will not be an Assumed Contract or an Assumed Liability.

      (b) Buyer and Sellers hereby acknowledge and agree that Schedule 1 to the Purchase Agreement is hereby amended to delete the contract referenced as item 9 on Schedule 1, being SMS/800, 1721 South Sykes Street, Bismark, ND 58504, and that any lease or executory contract between Sellers and such contract party will not be an Assumed Contract or an Assumed Liability.

      (c) Buyer and Sellers hereby acknowledge and agree that Schedule 1 to the Purchase Agreement is hereby amended to change certain cure amounts set forth on
Schedule 1 to the cure amounts set forth below:

            Contract Party                            Cure Amount

            Wells Fargo (financing of furniture)      $48,782.85
            Caroline Partners, Ltd. (office rent)     $21,777.73

3.    RFC Assumed Indebtedness.

      (a) The definition of "Assumed Liabilities" contained in Article 1 of the Purchase Agreement is hereby amended by deleting clause (a) of that definition and inserting in lieu thereof the following new clause (a):



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            "(a) $7,500,000 of the debt owed by Sellers to RFC Capital Corp,".

      (b) Section 2.2(c) of the Purchase Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted as new Section 2.2(c):

            "(c) With respect to the claim of RFC Capital Corp., which shall constitute a part of the Purchase Price, the Sellers shall request that the Bankruptcy Court enter an order fixing the amount of the claim of RFC Capital Corp. for purposes of this Agreement. This relief shall be requested in the Sale Motion. The Sale Motion shall seek approval of the Buyer's assumption of the claim of RFC Capital Corp. pursuant to this Agreement but only in an amount not exceed the lesser of (i) $7,500,000 less any payments or credits made after such determination, and (ii) the amount of the actual indebtedness owed by Sellers to RFC Capital Corp. as of the Closing Date, excluding, however, in both calculations, all legal fees and expenses incurred by RFC Capital Corp. in connection with the Bankruptcy Cases. In connection with the Acquisition, RFC Capital Corp. shall, on or before the Closing Date, re-convey all of its rights, claims, and interests in any account or other rights purchased from the Sellers, which accounts and rights shall be sold, transferred and conveyed to Buyer as part of the Purchased Assets, subject only to any liens held by RFC Capital Corp. securing the RFC Assumed Indebtedness. Nothing in this Agreement shall be deemed to prejudice the claims lodged by the plaintiffs in Joint Committee of Unsecured Creditors and Unsecured Creditors Trust v. RFC Capital Corporation, f/k/a Receivables Funding Corporation (Adversary Proceeding Number 00-3797 in the Bankruptcy Cases)."

      (c) Section 6.2(g) of the Purchase Agreement (relating to Bankruptcy Court approval of the claim of RFC Capital Corp.) is hereby deleted in its entirety.

      4.    Excluded Assets.

     The following items are added to Schedule 2 (List of Certain Excluded Assets) to the Purchase Agreement:

"10. All  claims  lodged  by the  plaintiffs  in Joint  Committee  of  Unsecured
     Creditors and Unsecured Creditors Trust v. RFC Capital Corporation, f/k/a Receivables Funding Corporation (Adversary Proceeding Number 00-3797 in the Bankruptcy Cases)."

"11. All claims for refunds of taxes."

"12. All claims of any of the Sellers that arose before the Closing Date against officers and directors of any Seller or against any former officers and directors of any Seller."



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"13. All policies of insurance  covering acts and  omissions  before the Closing
     Date of persons acting as officers or directors of any Seller, all rights under such insurance policies and all proceeds from any such policies."

"14. All causes of action upon which the Unsecured  Creditors' Trust in EqualNet
     Corp.'s prior  bankruptcy has a first priority lien."

5. Business  Records.

     Section 5.5 of the Purchase Agreement is hereby deleted in its entirety and in lieu thereof the following new Section 5.5 is added:

                  "Section 5.5 Business  Records.  Buyer shall have the right to receive all Records related to the Purchased Assets. Buyer shall retain all such Records and shall not destroy any Records until the Bankruptcy Cases are closed or unless approved by order of the Bankruptcy Court. From and after the Closing, Buyer shall permit the following persons and entities to have access to, and make copies of, any or all of the Records from time to time, during regular business hours upon reasonable prior written notice to Buyer and provided further that such access shall not unreasonably interfere with Buyer's business operations: (i) any Seller; (ii) the Unsecured Creditors' Trust in the Bankruptcy Cases; and (iii) the Unsecured Creditors' Committee in the Bankruptcy Cases. Buyer acknowledges that Seller's records may be incomplete and that Sellers make no representations or warranties of any kind regarding the content of any Records.

      6.  Submission for Court  Approval.

     The second sentence of Section 5.4 of the Purchase Agreement is hereby amended by adding the word "and" immediately prior to clause (ii), and by deleting clause (iv).

      7. No Other Amendments.

     Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect.

      8. Governing Law.

     This First Amendment shall be governed and construed in accordance with the laws of the State of Texas and applicable federal law, without regard to any applicable principles of conflicts of law.

      9. Parties in  Interest.

     This First Amendment shall be binding upon and inure solely to the benefit of the parties hereto their successors and permitted assigns, including, without limitation, any trustee, successor trustee or other responsible person appointed or elected with respect to any Bankruptcy Estate under any chapter of the Bankruptcy Code, and nothing in this First Amendment, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this First Amendment.

      10.   Counterparts.

     This First Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

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      IN WITNESS  WHEREOF,  Buyer and Sellers have executed this First Amendment as of the day and year first above written.

                              BUYER:

                              CCC GLOBALCOM CORP., INC.,
                              a Nevada corporation


                              By:________________________________
                                    Paul Licata, President

                              SELLERS:

                              EQUALNET COMMUNICATIONS CORP.,
                              a Texas corporation


                              By:________________________________
                                    Mitchell H. Bodian, President

                              EQUALNET CORPORATION., a Delaware
                              corporation


                              By:_________________________________
                                    Mitchell H. Bodian, President

                              USC TELECOM, INC., a Delaware corporation


                              By:__________________________________
                                    Mitchell H. Bodian, President





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